Acquisition of Pacific Continental Corporation January 10, 2017 Investor Presentation Exhibit 99.4

Cautionary Note: Forward-looking Statements
This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Columbia Banking System, Inc.’s (“Columbia”) or Pacific Continental Corporation’s (“PCBK”)
performance or achievements to be materially different from any expected future results, performance, or achievements.
Forward-looking statements speak only as of the date they are made and neither Columbia nor PCBK assumes any duty to update forward-looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Columbia and PCBK, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could
cause
actual
results
to
differ
from
those
set
forth
in
the
forward-looking
statements:
(i)
the
possibility
that
the
merger
does
not
close
when
expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Columbia’s stock price before closing, including as a result of the financial performance of PCBK prior to closing,
or
more
generally
due
to
broader
stock
market
movements,
and
the
performance
of
financial
companies
and
peer
group
companies;
(iii)
the
risk
that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and PCBK operate; (iv) the ability to promptly and effectively integrate the businesses of Columbia and PCBK; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (viii) other risks that are described in Columbia’s and PCBK’s public filings with the Securities and Exchange
Commission (the “SEC”). For more information, see the risk factors described in each of Columbia’s and PCBK’s Annual Reports on Form 10-K,
Quarterly Reports on Form 10-Q and other filings with the SEC.
Annualized, pro forma, projected and estimated numbers and percentages are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Transaction Highlights
Transaction
Rationale
Attractive
Financial
Returns
•
Strengthens COLB’s presence in key metropolitan markets in the Northwest
Significantly increases COLB’s market share in the Eugene MSA and provides opportunities to enhance efficiency in the Seattle and Portland markets
•
PCBK is the 2
largest community bank headquartered in Oregon with $2.5 billion in assets
•
Solidifies Columbia as the largest bank solely focused on the NW with ~$12 billion in assets
•
Complementary community-focused banking models built around strong core deposit cultures
Noninterest bearing deposits of 49% and 42% for COLB and PCBK, respectively
•
Expands healthcare lending platform
•
Delivers COLB’s expanded product suite and higher lending capacity to PCBK’s customer base
•
~8% earnings accretion in 2018 and ~10% earnings accretion in 2019
•
> 15% IRR
•
Tangible Book Value Earnback of ~3.7 years
•
~6% TBV Dilution at Close
Risk
Management
•
Pro forma assumptions driven by significant due diligence
•
COLB is well-positioned to cross the $10 billion asset threshold
•
Track
record
of
9
successfully
integrated
acquisitions
over
the
last
9
years

nd

(1)
Based on COLB’s closing stock price as of 1/9/17. Merger consideration value and price per share will change, and partial cash consideration may be included, based on the fluctuation in COLB’s stock price. Please see Appendix.
(2)
Includes aggregate stock consideration of $629.5 million paid to PCBK shareholders and aggregate cash consideration of $14.6 million to cash out all outstanding stock options, stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) at close.
Transaction Overview
Aggregate transaction value of ~$644.1 million
Transaction Value
(1)(2)
Price per Share
(1)
Consideration
Pro Forma Ownership
Board
Due Diligence
Termination Fee
Required Approvals
Targeted Closing
$27.85
Fixed exchange ratio of 0.6430; subject to adjustments described below
100% stock consideration to PCBK shareholders
80.0% COLB / 20.0% PCBK
One current community-based board member from PCBK to join COLB Board of
Directors; pro forma board will have 12 members
Completed, including an extensive loan review
$18.75 million for superior offer and other customary events
Customary regulatory and shareholder approvals
Mid-2017
Collars & Walkaway
Fixed exchange ratio when COLB stock is between $27.76 and $37.56;
Outside the range, price fixes if COLB outperforms (above the range)/underperforms
(below the range) the KBW Regional Bank Index by 15% or more;
COLB and PCBK have termination rights should COLB stock drop below $26.13 (with PCBK’s right to reinstate by including per share cash consideration of $1.05)

*Note: PCBK branches excludes branch  in Bellevue that is expected to be closed in January 2017.
Source: SNL Financial, company websites, and Microsoft MapPoint.
COLB (143)
PCBK (14)*
3
2
1
1
2

3
Compelling Northwest Footprint

Pacific Continental Corporation (NASDAQ: PCBK)
Profitability (MRQ)
(%)
ROAA, Adjusted
(2)
1.02
ROATCE, Adjusted
(2)
10.96
Net Interest Margin
4.22
Efficiency Ratio, Adjusted
(2)
54.8
Asset Quality
(%)
NPAs
(3)
/ Assets
0.90
NPAs
(3)
/ (Loans + OREO)
1.25
Reserves / Loans HFI
1.14
LTM NCOs / Avg. Loans
0.01
Balance Sheet & Capital
(%)
Loans / Deposits
83.5
Securities / Assets
19.2
Noninterest-bearing Deposits / Deposits
41.7
TCE / TA
8.34
Total Risk-based Capital Ratio
12.55
Financials as of 9/30/2016
Assets ($mm)
2,539
Deposits ($mm)
2,163
Gross Loans ($mm)
1,807
Tangible Common Equity ($000)
206
PCBK Market Presence
6
Overview of PCBK
•
Founded in 1972 with headquarters in Eugene, OR
•
Completed 4 acquisitions since 2005
•
Specialized business segments
Community-based business
Healthcare and professional services
Nonprofit clients
•
14 branch offices
(1)
, 2 loan production offices
•
Average deposits per branch of $155 million
•
“PLUS” –
loans for dental acquisition, practice finance, and owner
occupied CRE in 42 states
(1)
PCBK branches excludes branch  in Bellevue that is expected to be closed in January 2017.
(2)
Adjusted to exclude impact from Foundation Bancorp, Inc. acquisition.
(3)
Excludes troubled debt restructurings.
Source: SNL Financial. Data for the quarter ended 9/30/2016.

Source: SNL Financial. Deposit market share data pro forma per FDIC S.O.D. as of 6/30/2016.

Rank
Institution (ST)
Number
of
Branches

Deposits in
Market
($mm)

Market
Share
(%)
1
Pacific Continental Corp. (OR)
7
855
17.1
2
Umpqua Holdings Corp. (OR)
9
833
16.7
3
U.S. Bancorp (MN)
19
802
16.0
4
Wells Fargo & Co. (CA)
9
628
12.6
5
Bank of America Corp. (NC)
3
334
6.7
6
Banner Corp. (WA)
10
329
6.6
7
JPMorgan Chase & Co. (NY)
8
327
6.5
8
KeyCorp (OH)
7
238
4.8
9
Summit Bank (OR)
1
226
4.5
10
Oregon Pacific Bancorp (OR)
3
136
2.7
11
Washington Federal Inc. (WA)
3
121
2.4
12
Cascade Bancorp (OR)
2
86
1.7
13
Citizens Bancorp (OR)
2
54
1.1
14
Columbia Banking System Inc. (WA)
2
30
0.6
Totals (1-14)
85
5,000
100.0
PCBK’s Geographic Footprint
7
Loan Mix by Geography
Eugene MSA Deposit Market Share
•
Eugene is the 2
largest MSA in Oregon by number of
households
•
Home to the University of Oregon, the Eugene market is
known for supporting entrepreneurial investment, which
is locally referred to as the Silicon Shire, representing
dozens of start-up technology companies
•
Unemployment in the Eugene market is less
than 5%
Stronghold in the Eugene Market
Deposit Mix by Geography
Loan Mix ($mm)
Eugene
405
Portland
729
Puget Sound
424
Nat'l Healthcare
251
Gross Loans
1,809
Deposit Mix ($mm)
Eugene
785
Portland
672
Puget Sound
593
Non-core
113
Total Deposits
2,163
Eugene
22%
Portland
40%
Puget Sound
24%
Nat'l
Healthcare
14%
Eugene
36%
Portland
31%
Puget Sound
28%
Non-core
5%
nd

Note: Period end dollars in millions.
Pacific Continental’s Dental and Healthcare Niche

Demonstrated Dental Expertise
•
10 plus years demonstrated expertise
•
More than 500 practices
•
Since 2008, annual loan losses less than 0.20%
•
Represents 26.6% of loan portfolio
Demonstrated Healthcare Expertise
•
Veterinary services
•
Ophthalmology
•
Podiatry
$122
$160
$158
$166
$192
$179
$159
$146
$150
$152
$151
$20
$42
$79
$129
$147
$194
$201
$218
$219
$10
$25
$54
$62
$69
$73
$72
$80
$8
$9
$23
$29
$33
$32
$0
$50
$100
$150
$200
$250
$300
$350
$400
$450
$500
Other Healthcare National
Other Healthcare Local
Dental National
Dental Local

Pro Forma Financial Impact

(1)
Based on COLB’s closing stock price as of 1/9/17. Merger consideration value and price per share will change, and partial cash consideration may be included, based on the fluctuation in COLB’s stock price. Please see Appendix.
(2)
Per
3
party
loan
review.
(3)
Core deposits equal to all non-time deposits.
(4)
Adjustments based on projected balances at close.
10
Cost Savings
Deal Related Expenses
Revenue
Enhancements
•
Estimated Core Deposit Intangible equaling 1.75% of PCBK’s core deposits
(3)
•
Estimated Fixed Asset markup of $2.8 million; estimated OREO markdown of $2.3 million
•
Estimated Subordinated debt markup of $1.1 million
•
Trust Preferred Redemption of $14.0 million; reversal of the $2.6 million
Foundation Trust Preferred Mark
•
Estimated PCBK Durbin pre-tax annual impact of $300 thousand starting
July 2018
Estimated Fair Value
and Pro Forma
Adjustments
(4)
•
Not included
•
Approximately $30.4 million, pre-tax
•
Estimated at approximately $19.4 million or 34% of PCBK’s 2017e NIE
•
Expected to be phased 50% in 2017, 85% in 2018 and 100% thereafter
•
Estimated
gross
loan
mark
of
$33.1
million
or
1.70%
of
loans
(2)
Loan Mark
(4)
Transaction Value
(1)
•
~$644.1 million
Transaction Assumptions and Pro Forma Adjustments
rd

(1)
Per FactSet Research Systems.
•
Cost
savings
of
~34%
of
PCBK’s
2017e
consensus
street
noninterest
expense
(1)
Expense Items
Approximate
Value
in Millions
Salary & Benefits
$13.1
Occupancy, Equipment &
Amortization
$0.8
Data processing & Communications
$1.6
General & Administrative
$3.2
Other
$0.7
TOTAL
$19.4

Cost Savings

(1)
Date of the U.S. Presidential Election. COLB’s stock price  has increased by 30.5% and the KRX index price has increased by 24.8% since the U.S. Presidential
Election.
(2)
Core deposits equal to all non-time deposits.
(3)
Assumes 85% phase-in of cost savings.
(4)
Assumes 100% phase-in of cost savings.
(5)
Tangible Book Value Earnback Period measures the number of years required for the pro forma company’s projected TBVPS to exceed the projected TBVPS of the standalone Columbia.
(6)
Assumes conversion of COLB’s convertible preferred equity.
12
Pro Forma Financial Impact
PCBK Acquisition as of
Transasction Multiples (as of 9/30/2016)
11/8/2016
(1)
1/9/2017
Price / Tangible Book Value Per Share:
2.34x
3.06x
Price / 2017e EPS:
16.2x
21.2x
Core Deposit Premium
(2)
:
13.8%
21.1%
One-Day Market Premium:
28.6%
33.9%
Transaction Metrics
2018 Estimated EPS Accretion
(3)
:
~8%
2019 Estimated EPS Accretion
(4)
:
~10%
Internal Rate of Return:
> 15%
Tangible Book Value Per Share Earnback
(5)
:
~3.7 years
Consolidated Capital Ratios (Estimated as of 6/30/2017)
(6)
Pro Forma
TCE / TA:
9.3%
8.3%
8.7%
Leverage Ratio:
9.6%
8.9%
8.9%
Common Equity Tier 1 Capital Ratio:
11.6%
9.6%
10.7%
Tier 1 Ratio:
11.6%
10.1%
10.7%
Total Risk-based Capital Ratio:
12.6%
12.7%
11.8%

•
Accelerates our growth over $10 billion in total assets into mid-2017
•
COLB started preparing to cross $10 billion in January 2013.  Significant infrastructure expenses have already been built into our run rate; efforts to date include:
Implemented a robust Compliance Management Program with area compliance experts embedded within the various functional areas of the bank resulting in an enhanced compliance-oriented culture
Developed and implemented in 2014 a DFAST compliant stress test model
Expanded the Executive Management team with the addition of the General Counsel function
Various shifts in the senior and middle management organizational structure to more efficiently manage across a larger asset base
Implemented various Board level corporate governance initiatives, including the addition of new directors with diversified professional backgrounds and expanded geographic reach, and improved utilization of board committees
Continue to develop and mature our Enterprise Risk Management program
•
Subjects COLB to Durbin Amendment in Q3 of 2018 resulting in an annual estimated loss of pre-tax interchange revenue on a combined proforma basis of approximately
$9.8 million

Surpassing the $10 Billion Asset Threshold

•
Acquisition is in line with COLB’s strategic plan, and meets COLB’s investment criteria
•
PCBK provides COLB a solid foothold in the Eugene market with #1 market share rank and the opportunity to combine some branches in the Seattle and Portland markets
•
Culturally compatible banks with similar core deposit bases and commercial banking orientation
•
Increased size and scale favorably positions COLB for further growth strategies
•
Transaction expected to enhance COLB’s long-term shareholder value

Attractive Investment Opportunity

APPENDIX

Per PCBK Common Share
Price Change
Price
Ex Ratio
Total Value
Shares
Equity Awards
Total Value
(%)
($)
(x)
($)
(#)
($000)
($000)
Price on 1/9/2017
43.31
0.6430
27.85
14,535,729
14,572
644,115
15.0%
$37.56
0.6430
$24.15
14,535,729
$11,791
$557,753
12.5%
36.74
0.6430
23.62
14,535,729
11,394
545,437
10.0%
35.93
0.6430
23.10
14,535,729
11,002
533,271
7.5%
35.11
0.6430
22.58
14,535,729
10,606
520,955
5.0%
34.29
0.6430
22.05
14,535,729
10,209
508,639
2.5%
33.48
0.6430
21.53
14,535,729
9,817
496,474
Price on 9/6/2016
(1)
32.66
0.6430
21.00
14,535,729
9,421
484,158
(2.5%)
31.84
0.6430
20.47
14,535,729
9,024
471,842
(5.0%)
31.03
0.6430
19.95
14,535,729
8,632
459,676
(7.5%)
30.21
0.6430
19.43
14,535,729
8,236
447,360
(10.0%)
29.39
0.6430
18.90
14,535,729
7,839
435,044
(12.5%)
28.58
0.6430
18.38
14,535,729
7,447
422,878
(15.0%)
27.76
0.6430
17.85
14,535,729
7,050
410,562
Aggregate Merger Consideration
16
The chart below illustrates the impact of various hypothetical COLB stock prices on the value of the per share merger consideration and aggregate merger consideration.
Illustrative Impact of Hypothetical Columbia Stock Price
Note
I:
Outside
the
+
or
-
15%
collar,
the
purchase
price
fixes
at
$24.15
or
$17.85,
respectively,
if
COLB
outperforms
(above
the
range)/underperforms
(below
the
range) the KBW Regional Bank Index by 15% or more. If the price fixes at $17.85, COLB can decide whether to fill with cash or increase the exchange ratio.
Note II: COLB and PCBK have termination rights should COLB stock drop below $26.13 (with PCBK’s right to reinstate by including per share cash consideration of
$1.05).
(1)
Date when the collar was established.

Rank
Institution (ST)
Number of
Branches

Deposits in
Market
($mm)

Market
Share
(%)
1
U.S. Bancorp (MN)
195
14,838
20.8
2
Wells Fargo & Co. (CA)
123
11,901
16.7
3
Bank of America Corp. (NC)
51
9,506
13.4
4
Umpqua Holdings Corp. (OR)
102
7,438
10.5
5
JPMorgan Chase & Co. (NY)
113
6,099
8.6
6
KeyCorp (OH)
73
4,108
5.8
Pro Forma
69
4,070
5.7
7
Columbia Banking System Inc. (WA)
58
2,730
3.8
8
Cascade Bancorp (OR)
30
1,889
2.7
9
Washington Federal Inc. (WA)
48
1,821
2.6
10
Banner Corp. (WA)
44
1,686
2.4
11
BNP Paribas USA Inc. (NY)
23
1,558
2.2
12
Pacific Continental Corp. (OR)
11
1,340
1.9
Totals (1-12)
871
64,915
91.2
Totals (1-46)
1,004
71,189
100.0

Rank
Institution (ST)
Number of
Branches

Deposits in
Market
($mm)

Market
Share
(%)
1
Bank of America Corp. (NC)
171
30,395
21.3
2
Wells Fargo & Co. (CA)
158
17,582
12.3
3
JPMorgan Chase & Co. (NY)
204
15,192
10.6
4
U.S. Bancorp (MN)
185
15,029
10.5
5
KeyCorp (OH)
155
9,903
6.9
6
Washington Federal Inc. (WA)
82
5,224
3.7
Pro Forma
76
5,072
3.6
7
Umpqua Holdings Corp. (OR)
96
4,896
3.4
8
Columbia Banking System Inc. (WA)
73
4,386
3.1
9
Banner Corp. (WA)
91
4,227
3.0
10
W.T.B. Financial Corp. (WA)
27
3,812
2.7
28
Pacific Continental Corp. (OR)
3
686
0.5
Totals (1-10)
1,242
110,644
77.3
Totals (1-78)
1,750
143,052
100.0
Washington
Oregon
(1)
Includes Idaho, Oregon and Washington.
(2)
PCBK branches excludes branch  in Bellevue that is expected to be closed in January 2017.
Source: SNL Financial. Deposit market share data pro forma per FDIC S.O.D. as of 6/30/2016.
Northwest
(1)

Rank
Institution (ST)
Number of
Branches

Deposits in
Market
($mm)

Market
Share
(%)
1
Bank of America Corp. (NC )
225
40,648
17.2
2
Wells Fargo & Co. (CA )
367
34,356
14.5
3
U.S. Bancorp (MN )
477
33,796
14.3
4
JPMorgan Chase & Co. (NY )
337
21,965
9.3
5
KeyCorp (OH )
255
15,466
6.5
6
Umpqua Holdings Corp. (OR )
214
12,751
5.4
Pro Forma
157
9,678
4.1
7
Washington Federal Inc. (WA )
155
7,763
3.3
8
Columbia Banking System Inc. (WA )
143
7,651
3.2
9
Banner Corp. (WA )
148
6,272
2.7
10
W.T.B. Financial Corp. (WA )
45
4,494
1.9
11
Mitsubishi UFJ Financial Group Inc. (- )
26
3,254
1.4
12
Heritage Financial Corp. (WA )
65
3,176
1.3
13
HomeStreet Inc. (WA )
38
3,094
1.3
14
Cascade Bancorp (OR )
51
2,662
1.1
15
Zions Bancorp. (UT )
26
2,421
1.0
16
Pacific Continental Corp. (OR )
14
2,026
0.9
17
BNP Paribas USA Inc. (NY )
37
1,936
0.8
18
Glacier Bancorp Inc. (MT )
37
1,621
0.7
19
Yakima Federal S&L Assc. (WA )
10
1,354
0.6
20
Peoples Bancorp (WA )
26
1,328
0.6
21
Opus Bank (CA )
22
1,318
0.6
22
East West Bancorp Inc. (CA )
4
1,242
0.5
23
Cashmere Valley Bank (WA )
11
1,208
0.5
24
D.L. Evans Bancorp (ID )
28
1,023
0.4
25
Olympic Bancorp Inc. (WA )
21
983
0.4
26
Riverview Bancorp Inc. (WA )
21
928
0.4
27
HSBC Holdings Plc (- )
4
855
0.4
28
Bank of Commerce (ID )
15
791
0.3
29
Skagit Bancorp Inc. (WA )
11
735
0.3
30
Pacific Financial Corp. (WA )
18
734
0.3
Totals (1-30)
2,851
217,852
92.2
Totals (1-114)
3,253
236,169
100.0
17
Combined Deposit Market Share in Northwest
(2)
(2)

Source: SNL Financial as of 9/30/2016.
Note: All dollars in thousands.

Pro Forma Loan and Deposit Composition
+
=
+
=
Gross Loans (Incl. HFS): $6,263,118
Gross Loans (Incl. HFS): $1,806,736
Gross Loans (Incl. HFS): $8,069,854
Loan Composition:
Columbia Banking System, Inc.
Pacific Continental Corporation
Pro Forma Company
Yield on Loans: 4.93%
Yield on Loans: 5.11%
Deposit Composition:
Columbia Banking System, Inc.
Pacific Continental Corporation
Pro Forma Company
Total Deposits: $8,057,816
Total Deposits: $2,162,633
Total Deposits: $10,220,449
Cost of Deposits: 0.04%
Cost of Deposits: 0.22%
C&D
5%
C&I
42%
Res. RE
3%
Multifamily
2%
Owner-
occupied
CRE
20%
Nonowner-
occupied
CRE
21%
Consumer
& Other
7%
C&D
10%
C&I
35%
Res. RE
3%
Multifamily
4%
Owner-
occupied
CRE
24%
Nonowner-
occupied
CRE
24%
Consumer
& Other
0%
C&D
6%
C&I
40%
Res. RE
3%
Multifamily
2%
Owner-
occupied
CRE
21%
Nonowner-
occupied
CRE
22%
Consumer
& Other
6%
DDA
49%
NOW &
Other
2%
MMDA &
Sav.
44%
Retail Time
3%
Jumbo
Time
2%
DDA
42%
NOW &
Other
12%
MMDA &
Sav.
38%
Retail Time
4%
Jumbo
Time
4%
DDA
47%
NOW &
Other
4%
MMDA &
Sav.
43%
Retail Time
3%
Jumbo
Time
3%

Mount Rainier Bank  (July 2007)
$266 million
Town Center Bank  (July 2007)
$166 million
FDIC-assisted acquisitions:
•
Columbia River Bank (January 2010)
$913 million
•
American Marine Bank (January 2010)
$308 million
•
Summit Bank (May 2011)
$131 million
•
First Heritage Bank (May 2011)
$165 million
•
Bank of Whitman (August 2011)
$438 million
West Coast Bancorp  (April 2013)
$ 2.6 billion
Intermountain Community Bancorp (November 2014)
$964 million
Assets
Nine
Acquisitions
in
the
last
9
Years
COLB’s M&A Criteria
•
Meets financial hurdles consistent with shareholder expectations
TBV Earnback, Earnings Accretion and IRR
•
Expands geographic footprint
•
Culturally compatible
•
Strong core deposits

Seasoned Acquirer with Proven Integration Track Record

Columbia’s
Growth
of
Total
Assets
2006
-
2016
Intermountain
Community
Bancorp
West Coast
Bancorp
Bank of Whitman*
First Heritage*
Summit*
Columbia River*
American Marine*
Town Center
Mount Rainier
*FDIC Assisted
Acquisition
$2,553
$3,179
$3,097
$3,201
$4,256
$4,786
$4,906
$7,162
$8,579
$8,952
$9,587
$12,126
$0
$2,500
$5,000
$7,500
$10,000
$12,500
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Q3-16
Pro
Forma
Acquisitions
$ in Millions
Pacific
Continental
Corporation
10 Year CAGR
(1)
= 14%
(1)
CAGR calculation from 9/30/2006 to 9/30/2016.

Shareholders are urged to carefully review and consider each of Columbia’s and Pacific Continental’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.
In
connection
with
the
proposed
transaction,
Columbia
will
file
with
the
SEC
a
Registration
Statement
on
Form
S-4
that
will
include
a
Joint
Proxy
Statement of Columbia and PCBK and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction.
Shareholders of Columbia and PCBK are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements
to
those
documents,
because
they
will
contain
important
information.
A
definitive
Joint
Proxy
Statement/Prospectus
will
be
sent
to
the shareholders of each institution seeking any required shareholder approvals.  The Joint Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov.  Both
Columbia and PCBK shareholders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before voting on the transaction.
Investors
will
also
be
able
to
obtain
these
documents,
free
of
charge,
from
PCBK
by
accessing
its
website
at
www.therightbank.com
under
the
link
to
“Investor
Relations”
or
from
Columbia
at
www.columbiabank.com
under
the
tab
“About
Us”
and
then
under
the
heading
“Investor
Relations.”
Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A
Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental Corporation, Attention: Corporate Secretary 111 West Seventh Avenue,
P.O. Box 10727, Eugene, Oregon 97440-2727.
PCBK and Columbia and their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Columbia and PCBK in connection with the merger. Information about the directors and executive officers of
Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 16, 2016.  Information about the directors and executive officers of PCBK and their ownership of
PCBK common stock is set forth in the proxy statement for PCBK’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on
March 15, 2016.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

Additional Information

Melanie J. Dressel
President & Chief Executive Officer
253-305-1911; mdressel@columbiabank.com
Clint E. Stein
EVP & Chief Financial Officer
253-593-8304; cstein@columbiabank.com
Roger S. Busse
President & Chief Executive Officer
541-686-8685; roger.busse@therightbank.com